SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2023

PRIME MERIDIAN HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1471 Timberlane Road, Tallahassee, FL	32312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2300

Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Item 5.07.	Submissions of Matters to a Vote of Security Holders
On May 9, 2023, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

1.	The election of 14 directors, each for a one-year term.
2.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for 2023.
3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or more of the above Proposals.

The voting results for each proposal were:

PROPOSAL 1. Election of the following directors, each for a one-year term:

	FOR	WITHHELD	BROKER NONVOTES
Kenneth H. Compton	1,725,731	19,557	656,611
William D. Crona	1,729,684	15,604	656,611
Sammie D. Dixon, Jr.	1,578,003	167,285	656,611
Steven L. Evans	1,729,684	15,604	656,611
R. Randy Guemple	1,733,684	11,604	656,611
Chris L. Jensen, Jr.	1,738,884	6,404	656,611
Kathleen C. Jones	1,573,903	171,385	656,611
Robert H. Kirby	1,731,831	13,457	656,611
Frank L. Langston	1,738,884	6,404	656,611
Michael A. Micallef, Jr.	1,662,342	82,946	656,611
L. Collins Proctor, Sr.	1,738,849	6,439	656,611
Garrison A. Rolle, M.D.	1,738,884	6,404	656,611
Steven D. Smith	1,733,884	11,404	656,611
Richard A. Weidner	1,732,884	12,404	656,611

PROPOSAL 2. Ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for the Company for 2023:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,390,530	11,369		0

PROPOSAL 3. Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or both of the above Proposals:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,222,597	178,302	1,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Clint F. Weber
Clint F. Weber
Chief Financial Officer and Executive Vice President

Date: May 9, 2023